As filed with the Securities and Exchange Commission on January 24, 2020
SEC File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

Willamette Valley Vineyards, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0981021 (I.R.S. EmployerIdentification No.)

8800 Enchanted Way SE
Turner, Oregon 97392
(503) 588-9463
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

James W. Bernau
President and Chief Executive Officer
8800 Enchanted Way SE
 Turner, Oregon 97392
 (503) 588-9463
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Marcus J. Williams Davis Wright Tremaine LLP 1300 SW Fifth Avenue Suite 2400 Portland, Oregon 97201 Tel. (503) 241-2300 Fax (503) 778-5299

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ⌧	Smaller reporting company ⌧

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Units
Warrants
Rights

Total			$20,000,000	$2,596

(1)
This registration statement registers such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of senior debt securities and subordinated debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities of one or more series, such indeterminate number of rights to purchase common stock, preferred stock and/or debt securities of one or more series, and such indeterminate number of units representing an interest in one or more shares of common stock or preferred stock, debt securities, warrants and/or rights in any combination as shall have an aggregate initial offering price not to exceed $20,000,000. The registrant will limit its issuance of securities in any twelve month calendar period to an aggregate market value (determined as of the time of issuance of that security) in excess of one-third of the aggregate market value of all voting and non-voting common equity held by non-affiliates of the registrant in compliance with General Instruction I.B.6 of Form S-3. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
The proposed maximum initial offering price per unit will be determined by the registrant, from time to time, in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock and preferred stock and debt securities as may be issued upon conversion of, or exchange for, preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the antidilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 24, 2020
 PROSPECTUS

Willamette Valley Vineyards, Inc.

$20,000,000
Common Stock
Preferred Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights
Units

We may offer and sell, from time to time, any combination of debt and equity securities that we describe in this prospectus having an aggregate initial offering price not exceeding $20,000,000. We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplements carefully, including the information incorporated by reference herein and therein, before you invest in the securities described in such prospectus supplement. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WVVI”. On January 23, 2020, the last reported sales price of our common stock as reported on the Nasdaq Capital Market was $6.80 per share. Our Series A Redeemable Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WVVIP”. On January 23, 2020, the last reported sales price of our Series A Redeemable Preferred Stock as reported on the Nasdaq Capital Market was $4.79 per share. We are a smaller reporting company and as such are entitled to certain reduced public company reporting requirements.

Investing in our securities involves risks; for more information please see “Risk Factors” beginning on page 4 of this prospectus, and the risk factors incorporated herein from time to time by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants, rights or units in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $20,000,000 of any securities registered, in any combination in an offering amount. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “Willamette Valley Vineyards,” the “Company,” “we,” “our,” “ours” and “us” are to Willamette Valley Vineyards, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.wvv.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 of which this prospectus forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 21, 2019;

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our Quarterly Reports on Form 10-Q for the fiscal quarter ended (i) March 31, 2019, filed with the SEC on May 14, 2019; (ii) June 30, 2019, filed with the SEC on August 14, 2019; and (iii) September 30, 2019, filed with the SEC on November 13, 2019;

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our Proxy Statement on Schedule 14A filed with the SEC on May 23, 2019;

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our Current Reports on Form 8-K filed with the SEC on July 17, 2019, July 18, 2019, September 12, 2019, September 16, 2019, and November 7, 2019; and

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the description of our Series A Redeemable Preferred Stock contained in our Form 8-A12B filed with the SEC on October 28, 2015, as supplemented by the “Description of Capital Stock” included in this prospectus and including any amendments or reports filed for the purpose of updating such description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

 We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Willamette Valley Vineyards, Inc.
8800 Enchanted Way SE
Turner, Oregon 97392
(503) 588-9463
Attention: Investor Relations (info@wvv.com)

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that represent our beliefs, expectations, projections and predictions about future events. These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described in or implied by such statements. Actual results may differ materially from the expected results described in our forward-looking statements, including with respect to the correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of publicly available information relating to the factors upon which our business strategy is based or the success of our business.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in the section of this Prospectus entitled “Risk Factors,” and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 21, 2019, which information is incorporated by reference in this prospectus, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of our securities for general corporate purposes, unless we state otherwise in a prospectus supplement. We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities.

DIVIDEND POLICY

Our Series A Redeemable Preferred Stock is entitled to cumulative dividends accruing annually each year, at a rate of $0.22 per share per annum, beginning on the first calendar day of the quarter following the applicable offering period for such shares, payable out of funds legally available therefor, when and as approved by our board of directors. Dividends will accrue at a rate of 5.3% per annum based on an established original issue price of such shares, which is equal to $4.15 per share regardless of the price actually received by the Company upon original issuance of the shares, and regardless of the price paid in the aftermarket, if any. Dividends accrued but not paid will not bear interest or dividends but will be added to the liquidation preference of the Series A Redeemable Preferred Stock until declared and paid. The payment of dividends will depend upon a number of factors, including our liquidity, financial condition and results of operations, strategic growth plans, tax considerations, statutory and regulatory limitations and general economic conditions. For the foregoing reasons, there can be no assurance that we will pay any dividends in any future period. Accrued but unpaid dividends, whether or not declared, will be added to the liquidation preference until paid, but will not bear additional dividends or earn interest or similar returns.

We have never paid dividends on our common stock and we have no expectation to pay such dividends in the foreseeable future. We are not permitted to declare or pay dividends on our common stock unless and until we have paid all accrued but unpaid dividends, and any redemption premium, owing on our Series A Redeemable Preferred Stock.

REDEMPTION OF PREFERRED STOCK

Under certain circumstances, the Company is entitled to redeem all, but not less than all, of the Series A Redeemable Preferred Stock then outstanding. Any such redemption may occur at any time after June 1, 2021. If a redemption occurs, we will notify shareholders of record of the redemption (including the redemption date) electronically or by mail not less than thirty (30) days prior to the record date for such redemption. As of the record date, shares of Series A Redeemable Preferred Stock will be ineligible for future transfers and will represent only the right to receive, upon tender of the shares, an amount in cash equal to the original issue price of $4.15 per share, together with (i) all theretofore accrued but unpaid dividends; and (ii) a redemption premium amounting to 3% of the original issue price. The redemption premium also will be payable upon the occurrence of any liquidation event that occurs during the redemption period. The Series A Redeemable Preferred Stock will not earn dividends after the record date for redemption. As with other financial rights of the Series A Redeemable Preferred Stock, the redemption price is equal to the original issue price, $4.15 per share, regardless of the actual purchase price or the amount paid.

DESCRIPTION OF CAPITAL STOCK

Capital Stock Currently Outstanding

We are authorized under our articles of incorporation, as amended, to issue up to 10,000,000 shares of preferred stock, in one or more series as designated from time to time by our board of directors, and up to 10,000,000 shares of common stock. As of January 24, 2020 there were 4,964,529 shares of our common stock outstanding, and 4,662,768 shares of Series A Redeemable Preferred Stock outstanding.

Series A Redeemable Preferred Stock

Dividends

Holders of the Series A Redeemable Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 5.3% per annum of the original issue price of such shares, which is $4.15 per share as described above. Dividends are thus $0.22 per share. Dividends on the Series A Redeemable Preferred Stock accrue daily and are cumulative beginning on the first calendar day of the quarter following the applicable offering period for such shares until the record date for redemption on the basis of such price. Accumulated dividends on our Series A Redeemable Preferred Stock will not bear interest or further dividends, and holders of our Series A Redeemable Preferred Stock will not, except in the case of the Company’s optional redemption of the Series A Redeemable Preferred Stock, be entitled to any dividends in excess of full cumulative dividends.

 Our board of directors will not authorize and we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior shares (defined below) (other than in shares of junior shares) unless all cumulative dividends with respect to our Series A Redeemable Preferred Stock have been paid or funds have been set apart for payment of such dividends.

Optional Redemption

 We may redeem all, but not less than all, of the Series A Redeemable Preferred Stock on or after June 1, 2021, at a redemption price equal to the original issue price of such shares ($4.15 per share regardless of the price paid for such shares), plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date, plus a redemption premium equal to 3% of the liquidation preference for the Series A Redeemable Preferred Stock. A redemption in connection with a liquidation event (such as a merger, sale of all or substantially all of the Company’s assets, or similar reorganization) would result in the payment of the redemption premium in addition to theretofore accrued but unpaid dividends.

Ranking

The Series A Redeemable Preferred Stock ranks: (i) senior to the common stock and any other shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks junior to the Series A Redeemable Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“junior shares”); (ii) equal to any shares of stock that we may issue in the future, the terms of which specifically provide that such stock ranks on parity with the Series A Redeemable Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“parity shares”); (iii) junior to all other shares of stock issued by us, the terms of which specifically provide that such stock ranks senior to the Series A Redeemable Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“senior shares”); and (iv) junior to all our existing and future indebtedness.

Liquidation Preference

If we merge, consolidate, sell all or substantially all of our assets, reorganize (with certain exceptions for recapitalizations and similar events that do not affect the relative rights of the holders of our capital stock), or effect any other business combination, the effects of which include the liquidation or termination of the Series A Redeemable Preferred Stock, then the holders of the Series A Redeemable Preferred Stock will have the right to receive the original issue price per share, plus all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payments are made to the holders of the common stock and any other junior shares that may then exist. In addition, if the liquidation occurs during the redemption period, the holders of the Series A Redeemable Preferred Stock would receive a redemption premium equal to 3% of the original issue price of $4.15 per share. The rights of the holders of the Series A Redeemable Preferred Stock to receive the liquidation preference are subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.

Voting Rights

Without the approval of the holders of a majority of the shares of Series A Redeemable Preferred Stock, voting separately as a single class, we may not pay any dividend or establish or maintain any sinking fund on any common stock or any class of preferred stock that is pari passu with or junior to the Series A Redeemable Preferred Stock unless the Company has paid all accrued but unpaid dividends and any redemption premium owing on our Series A Redeemable Preferred Stock. Other than the voting right described in the preceding sentence, holders of the Series A Redeemable Preferred Stock generally do not have any voting rights, except as otherwise required by the Oregon Business Corporation Act.

No Maturity

The Series A Redeemable Preferred Stock does not have any stated maturity and is not subject to any sinking fund or mandatory redemption. Accordingly, the shares of the Series A Redeemable Preferred Stock will remain outstanding indefinitely unless we decide to redeem them.

No Conversion

The Series A Redeemable Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any other securities or property.

Special Benefits for Holders of Series A Redeemable Preferred Stock

The Company has offered the following additional benefits to each holder of Series A Redeemable Preferred Stock, and management expects to continue to offer such benefits in the future:

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priority wine allocations and facilities access;

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a 25% discount on wine purchases made directly from the winery;

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priority access to winery suite reservations;

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reports on winery developments seeking shareholder feedback and involvement;

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priority access to appointment only vineyard tasting experiences; and

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certain other items of nominal value.

 The value of these benefits, if any, is indeterminable and is not associated with the number of shares of Series A Redeemable Preferred Stock one owns. Similarly, these rights may not be transferred separately from our Series A Redeemable Preferred Stock (although a transfer of fewer than all of an investor’s preferred shares will allow both the transferor and the transferee to participate in such intangible rights). We have not attempted to establish a value for these benefits, and we do not consider them material to the determination of the price or value of our Series A Redeemable Preferred Stock.

Common Stock

Voting Rights

Holders of the common stock are entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. A corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of the common stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the then-outstanding shares of preferred stock.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common stock are entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, our liabilities, subject to prior distribution rights of shares of the preferred stock, if any, then outstanding.

Preemptive Rights

Holders of the common stock do not have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other of our securities.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and our Series A Redeemable Preferred Stock is OTR, Inc. Its address is 1001 SW Fifth Avenue, Suite 1550, Portland, Oregon 97201, and its telephone number is (503) 225-0375.

Nasdaq Listing

The Series A Redeemable Preferred Stock is listed on the Nasdaq Capital Market under the symbol “WVVIP.” As of January 24, 2020, there were 10,000,000 shares of Series A Redeemable Preferred Stock authorized, of which 4,662,768 shares were outstanding, and 5,337,235 shares remained unissued. These shares are listed for trading on the Nasdaq Capital Market; however, as of January 24, 2020, trading of these shares has been limited, and there is therefore no established trading market for these securities. We cannot offer assurances that any such market will ever develop. Moreover, although these shares are listed on the Nasdaq Capital Market, the public float, number of shares and market capitalization of this class of securities means that trading is and will remain relatively limited, and it is unlikely a liquid market will develop for these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WVVI.” Shares of our Series A Redeemable Preferred Stock are not convertible into or exchangeable for shares of our common stock, now or at any time in the future.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws and of Oregon Law

Our Articles of Incorporation and the Oregon Business Corporation Act (the “Act”), contain provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Certain of these provisions are summarized in the following paragraphs.

Authorized but Unissued Shares of Common Stock and Preferred Stock

We are authorized under our articles of incorporation, as amended, to issue up to 10,000,000 shares of preferred stock, less the number of shares of Series A Preferred Stock previously sold, in one or more series as designated from time to time by our board of directors. These issuances require the approval of a majority of our outside directors. As of January 24, 2020, we also are authorized to issue up to an additional 5,035,471 shares of common stock, for a total of 10,000,000 shares of common stock. The Oregon Business Corporation Act provides that certain significant transactions, including mergers, sales of all or substantially all of the assets, and similar transactions, receive the affirmative vote of the holders of a majority of the shares of each class of capital stock.

Cumulative Voting

No cumulative voting for directors is permitted.

Increase in the Number of Directors

The number of directors of the corporation shall be a minimum of two (2) and a maximum of eleven (11) as determined from time to time by the Board of Directors. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

Staggered Board of Directors; Removal of Directors

We have a staggered Board of Directors. The Board of Directors is divided into three groups with each director holding office until the date of the third annual meeting following the annual meeting at which such director was elected, and until her or his successors has been elected and qualified. All or any number of the directors may be removed, for cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of directors or group of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

To be timely, a shareholder’s notice relating to the annual meeting shall be delivered to our Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to our Secretary at our principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.

Special meetings of the shareholders may be called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-half of all the outstanding shares of the Company’s common stock entitled to vote at the meeting. The Series A Redeemable Preferred Stock has no voting rights except as required by law, therefore the holders of the Series A Redeemable Preferred Stock have no right to call a special meeting of shareholders, separately or in the aggregate.

Anti-Takeover Effects of Oregon Law

Oregon law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. ORS 60.801 et seq. imposes certain restrictions upon the voting of shares acquired in “control share acquisitions” and limits a shareholder’s ability to vote in favor of a business combination when that shareholder has acquired shares of voting stock in excess of a specified percentage of the voting stock of a public company. ORS 60.825 et seq. prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “interested person” (including a person who owns 15% or more of the voting stock of a public company) for a period of three years following such person’s share acquisition date. The prohibited business combinations include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than a two-thirds of the shares held by each voting group entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person, or, with respect to a merger, share exchange, consolidation, liquidation or distribution entered into with the acquiring person, transactions where certain other requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

Capital Stock Available for Future Issuance

Preferred Stock

Our articles of incorporation authorize our board of directors to issue from time to time up to 10,000,000 shares of preferred stock, reduced by the number of shares of Series A Redeemable Preferred Stock previously sold. Any remaining shares of preferred stock may be designated and issued in one or more series with the preferences, limitations and relative rights thereof as may be fixed from time to time by the board of directors for each series before the issuance of any shares of that series. In addition, after the board of directors has established a series of preferred stock, the board of directors may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued. Actions taken by our board of directors with regard to the authorization and issuance of preferred stock require the approval of a majority of our outside directors. Our board of directors has determined that each of our directors other than Mr. Bernau and Mr. Ellis is an “outside director” for purposes of authorizing any series of preferred stock and setting forth the preferences, limitations and relative rights thereto.

After giving effect to the designation of the Series A Redeemable Preferred Stock, our articles of incorporation entitle us to issue up to 5,337,232 additional shares of preferred stock in one or more series upon the approval of our board of directors, with the approval of a majority of our outside directors but without the approval of the holders of the Series A Redeemable Preferred Stock. The following outlines the general provisions of the shares of currently undesignated preferred stock, no par value or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation, as amended, relating to the particular series of preferred stock, a copy of which we have filed, or will file, with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 10,000,000 shares of preferred stock, no par value, in one or more series (reduced by the total number of shares of Series A Redeemable Preferred Stock previously issued and sold). As of January 24, 2020, 4,662,768 shares of Series A Redeemable Preferred Stock are issued and outstanding, and no shares of any other class of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

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the title, designation, number of shares and stated or liquidation value of the preferred stock;

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the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

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 any conversion or exchange rights;

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whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

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any liquidation rights;

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any sinking fund provisions;

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any voting rights;

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the exchange or market, if any, where the preferred stock will be listed or traded; and

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any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders.

The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of Willamette Valley Vineyards more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Description of Capital Stock – Anti-Takeover Effects of our Articles of Incorporation and Bylaws and of Oregon Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

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all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

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the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company, nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of Willamette Valley Vineyards.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of Willamette Valley Vineyards or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

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 as otherwise stated in the applicable prospectus supplement;

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as otherwise stated in the applicable certificate of designation or articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

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as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

Description of Debt Securities

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

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the title;

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the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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 the maturity date

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the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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provisions for a sinking fund, purchase or other analogous fund, if any;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability and/or the ability of our subsidiaries to

o
incur additional indebtedness;

o
issue additional securities;

o
create liens;

o
pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

o
redeem capital stock;

o
place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o
make investments or other restricted payments;

o
sell or otherwise dispose of assets;

o
enter into sale-leaseback transactions;

o
engage in transactions with shareholders and affiliates;

o
issue or sell stock of our subsidiaries; or

o
effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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the procedures for any auction and remarketing, if any;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

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if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

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 if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

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the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

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to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

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to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

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to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of the debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

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reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

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register the transfer or exchange of debt securities of the series;

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replace mutilated, destroyed, lost or stolen debt securities of the series;

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maintain paying agencies;

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compensate and indemnify the debenture trustee; and

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appoint any successor trustee

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Description of Warrants

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

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the offering price and the aggregate number of warrants offered;

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the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

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the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

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the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

●
the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●
the date on which the right to exercise the warrants begins and the date on which that right expires;

●
the number of warrants outstanding, if any;

●
a discussion of any material U.S. federal income tax considerations applicable to the warrants;

●
the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

●
whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●
the offering price and the aggregate number of warrants offered;

●
the currencies in which the warrants are being offered;

●
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●
the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●
the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

●
the terms of any rights to redeem or call the warrants;

●
the date on which the right to exercise the warrants begins and the date on which such right expires;

●
the number of warrants outstanding, if any;

●
a discussion of any material U.S. federal income tax considerations applicable to the warrants;

●
the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

●
whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

●
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●
delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

●
properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●
delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock, preferred stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

●
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●
certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Description of Rights

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

●
the date for determining the persons entitled to participate in the rights distribution;

●
the price, if any, per right;

●
the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

●
the number of rights issued or to be issued to each holder;

●
the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

●
the extent to which the rights are transferable;

●
any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●
the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

●
the number of rights outstanding, if any;

●
a discussion of any material U.S. federal income tax considerations applicable to the rights;

●
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

Description of Units

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

●
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●
whether we will apply to have the units traded on a securities exchange or securities quotation system

●
a discussion of any material U.S. federal income tax considerations applicable to the units; and

●
how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

●
to or through one or more underwriters or dealers;

●
to investors directly;

●
through agents; or

●
through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

●
a fixed price or prices, which may be changed;

●
market prices prevailing at the time of sale;

●
prices related to the prevailing market prices; or

●
negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers or the purchasers of the securities, as applicable, may also receive from us compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

●
any over-allotment options under which underwriters, if any, may purchase additional securities;

●
the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

●
the public offering or purchase price of such securities;

●
any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

●
any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●
any securities exchanges or markets on which the securities may be listed; and

●
the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

●
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

●
sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on Nasdaq

Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq Global Select Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Davis Wright Tremaine LLP, Portland, Oregon.

EXPERTS

The financial statements of Willamette Valley Vineyards, Inc. incorporated in this Registration Statement on Form S-3 by reference from Willamette Valley Vineyard, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts reflected below are estimated.

Amount
(In thousands)

Securities and Exchange Commission Registration Fee	$2,596
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	35,000
Printing Fees, Marketing and Expenses	200,000
Transfer Agent Fees and Expenses	20,000
Miscellaneous	10,000

Total	$277,596

Item 15.	Indemnification of Directors and Officers

Sections 60.387 et seq. of the Oregon Business Corporation Act, or the Act, authorize and, in certain circumstances, require, a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933. Our articles of incorporation and bylaws require us to indemnify our directors and executive officers, our employees and agents, and certain other persons, to the maximum extent permitted under the Act. The directors and officers of the Company also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy we maintain for such purpose. We also have entered into an indemnification agreement with Mr. Bernau for a broad range of liabilities he may incur in connection with the Company’s operations.

Item 16.	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement (to be filed by amendment)

4.1
Amended and Restated Certificate of Designation regarding the Series A Redeemable Preferred Stock (incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2016 [File No. 001-37610])

4.2	Form of Specimen Stock Certificate for Common Stock (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

4.3
Form of Specimen Stock Certificate for Series A Redeemable Preferred Stock (incorporated by reference from the Company’s registration statement on Form S-3 filed with the SEC on December 22, 2015 [File No. 333-208715])

4.4	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock (to be filed by amendment)

4.5	Form of Common Stock Warrant Agreement and Warrant Certificate (to be filed by amendment)

4.6	Form of Preferred Sock Warrant Agreement and Warrant Certificate (to be filed by amendment)

4.7
Form of Senior Debt Indenture between the registrant and one or more trustees to be named (incorporated by reference from the Company’s registration statement on Form S-3 filed with the SEC on December 22, 2015 [File No. 333-208715])

4.8
Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named (incorporated by reference from the Company’s registration statement on Form S-3 filed with the SEC on December 22, 2015 [File No. 333-208715])

4.9	Form of Senior Note (to be filed by amendment)

4.10	Form of Subordinated Note (to be filed by amendment)

4.11	Form of Rights Agreement and Certificate (to be filed by amendment)

4.12	Form of Unit Agreement (to be filed by amendment)

5.1	Opinion of Davis Wright Tremaine LLP (filed herewith)

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

Item 17.	Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statements is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i)
If the undersigned registrant is relying on 430B:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporate or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the undersigned registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned also hereby undertakes that:

(a)
For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Turner, Oregon, on this 24th day of January 2020.

Willamette Valley Vineyards, Inc.

By:	/s/ James W. Bernau
Name:	James W. Bernau
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James W. Bernau and John A. Ferry as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2020.

Signature	Title	Date

/s/ James W. Bernau	Chairperson of the Board, Chief	January 24, 2020
James W. Bernau	Executive Officer and President (Principal Executive Officer)

/s/ John A. Ferry	Chief Financial Officer	January 24, 2020
John A. Ferry	(Principal Financial and Accounting Officer

/s/ Sean M. Cary	Director	January 24, 2020
Sean M. Cary

/s/ James L. Ellis	Director	January 24, 2020
James L. Ellis

/s/ Christopher L. Sarles	Director	January 24, 2020
Christopher L. Sarles

/s/ Craig Smith	Director	January 24, 2020
Craig Smith

/s/ Stan G. Turel	Director	January 24, 2020
Stan G. Turel

/s/ Leslie Copland	Director	January 24, 2020
Leslie Copland